UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 21, 2018

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, 1 Blue Hill Plaza, Pearl River, New York	10965
(Address of Principal Executive Offices)	(Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 21, 2018, Hudson Technologies Company (“HTC”), an indirect subsidiary of Hudson Technologies, Inc. (the “Company”), and HTC’s affiliates Hudson Holdings, Inc. and Aspen Refrigerants, Inc. (formerly known as Airgas-Refrigerants, Inc.), as borrowers (collectively, the “Borrowers”), and the Company as a guarantor, entered into an Extension Letter (the “Third Extension Letter”) with U.S. Bank National Association, as collateral agent and administrative agent, and the various lenders thereunder (the “Lenders”).

As previously reported, on August 14, 2018, the Borrowers, and the Company as a guarantor, entered into a Waiver and Second Amendment to Term Loan Credit and Security Agreement (the “Second Amendment”) with U.S. Bank National Association, as collateral agent and administrative agent, and the various lenders thereunder. The Second Amendment superseded interim waivers and amended the Term Loan Credit and Security Agreement dated October 10, 2017 (the “Term Loan Agreement”) to waive compliance with the existing total leverage ratio financial covenant at June 30, 2018, as previously amended. The Second Amendment also provided that on October 15, 2018, the Company and the Borrowers were required to provide a certificate setting forth the total leverage ratio as of the four fiscal quarter period ending September 30, 2018 and the failure to maintain, as of the end of such four fiscal quarter period, the total leverage ratio required under the Term Loan Agreement, or deliver the aforementioned certificate would, in each case, constitute an immediate event of default under the Term Loan Agreement. On October 15, 2018, the Borrowers, the Company and the Lenders entered into an Extension Letter which extended the delivery deadline of the above referenced compliance certificate to November 14, 2018. On November 14, 2018, the Borrowers, the Company and the Lenders entered into a Second Extension Letter which extended the delivery deadline of the above referenced compliance certificate to November 21, 2018. The Third Extension Letter further extends the delivery deadline of the above referenced compliance certificate to November 30, 2018.

The description of the Third Extension Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Extension Letter which is filed as Exhibit 10.1 to this Report.

The Company issued a press release with respect to the foregoing matters, a copy of which is filed as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Third Extension Letter dated November 21, 2018

99.1	Press Release dated November 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2018
HUDSON TECHNOLOGIES, INC.

	By:	/s/ Stephen P. Mandracchia
	Name:	Stephen P. Mandracchia
	Title:	Vice President Legal & Regulatory